UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) December 3, 2004

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

0-8771	87-0278175
(Commission File Number)	(IRS Employer Identification No.)

600 Komas Dr, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

801-588-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)          In connection with the appointment of Kevin A. Paprzycki as Chief Financial Officer of the Company in August 2004, the Company entered into an employment agreement (the “Agreement”) with Mr. Paprzycki on December 3, 2004, effective August 19, 2004.  The Agreement sets forth the material terms of Mr. Paprzycki’s employment with the Company, including: (i) annual salary of $135,000; (ii) participation in the Management Incentive Plan; (iii) continued participation in the Company-wide benefit plans and in the Company’s Executive Savings Plan; and (iv) payment for any accrued benefits and a termination payment of one times his gross income as a result of termination by the Company for any reason other than cause, including change of control, and voluntary termination by Mr. Paprzycki for good reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

Date: December 9, 2004	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer and Corporate Secretary